Exhibit 99.1

NEWS RELEASE

AMD:

PR Contact: Drew Prairie, (512) 602-4425, Drew.Prairie@amd.com

IR Contact: Ruth Cotter, (408) 749-3887, Ruth.Cotter@amd.com

“The Foundry Company”:

PR Contact: Jon Carvill, (512) 284-1752, Jon.Carvill@amd.com

Mubadala:

U.S. Contact: Richard Mintz, (202) 295-8772, rmintz@mubadala.ae

Abu Dhabi Contact: Kate Triggs, +971 50 6853 101, ktriggs@mubadala.ae

ATIC:

U.S. Contact: Amanda Orr, (202) 295-8786, amanda.orr@harbourgrp.com

Abu Dhabi Contact: Daniel Slack-Smith, +971 50 812 5234, info@advancedtechnologyic.com

AMD, the Advanced Technology Investment Company and Mubadala Amend Transaction Agreements

Parties to create a leading-edge semiconductor manufacturing company at the beginning of 2009

SUNNYVALE, Calif. – Dec. 08, 2008 – AMD (NYSE: AMD), the Advanced Technology Investment Company (ATIC) and Mubadala Development Company today announced amendments to the October 6, 2008 transaction agreements for the creation of a leading-edge semiconductor manufacturing joint venture, currently known as “The Foundry Company. The transactions covered by the amended agreements are expected to close at the beginning of 2009.

The amendments to the terms between AMD and Mubadala provide for the following:

•

Mubadala will purchase 58 million shares of AMD’s common stock at a revised purchase price per share equal to the lower of (i) the average closing price per share of AMD’s common stock on the NYSE during the 20 trading days immediately prior to and including December 12, 2008 or (ii) the average closing price per share of AMD’s common stock on the NYSE during the 20 trading days immediately prior to the closing date of the transaction.

•	AMD will issue to Mubadala an additional 5 million warrants to purchase AMD stock, for a total of 35 million warrants.

The amendments to the terms between AMD and ATIC provide for the following:

•

The enterprise value of the manufacturing assets to be contributed by AMD to “The Foundry Company” will be reduced from a multiplier of 1.13x to 0.85x of the net book value of the assets. As a result, AMD will own approximately 34.2 percent and ATIC will own approximately 65.8 percent of “The Foundry Company’s” fully-converted common stock. AMD and ATIC will each have equal voting rights at the close of the transaction.

•	The net asset valuation multiple on future capital calls of “The Foundry Company” will be reduced from 1.1x to 0.9x.

All other material economic terms of the transaction agreements remain unchanged. ATIC will still invest $2.1 billion to purchase its stake in “The Foundry Company”, of which it will invest $1.4 billion directly in the new entity and will pay $700 million to AMD.

Forward-Looking Statement

This document contains forward-looking statements, which are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as we cannot assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology. These forward-looking statements relate to, among other things, the terms and timing of the completion of The Foundry Company joint venture. The material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: any inability to realize all of the anticipated benefits of our proposed The Foundry Company joint venture because, among other things, the revenues, cost savings, improved cash flow, growth prospects and any other benefits expected from the transaction may not be fully realized or may take longer to realize than expected; that The Foundry Company joint venture does not close; a downturn in the semiconductor industry; unexpected variations in market growth and demand for our products and technologies in light of the product mix that we may have available at any particular time or even a decline in demand; our cost reduction efforts are not effective; any inability to develop, launch and ramp new products and technologies in the volumes and mix required by the market at mature yields and on a timely basis; any inability to obtain sufficient manufacturing capacity or components to meet demand for our products or the under-utilization of The Foundry Company’s manufacturing facilities; or the effect of political or economic instability internationally on our sales or production. We urge investors to review in detail the risks and uncertainties in our Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 27, 2008.

Additional Information and Where to Find It

A preliminary proxy statement pursuant to which AMD’s board of directors will solicit proxies in connection with seeking AMD stockholder approval of the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement has been filed with the Securities and Exchange Commission (the “SEC”). The preliminary proxy statement will be amended to reflect the amendments to the terms of the transactions described above. Investors and security holders are urged to read the proxy statement, as amended, and other relevant documents filed with the SEC. Security holders may obtain a free copy of the amended proxy statement, when AMD files it with the SEC, and other documents filed by AMD with the SEC at the SEC’s web site at http://www.sec.gov. The proxy statement and other documents may also be obtained free of charge by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000.

AMD and its executive officers and directors may be deemed to be participants in the solicitation of proxies from AMD’s stockholders with respect to the issuance of AMD shares and warrants pursuant to the Master Transaction Agreement. Information regarding such executive officers and directors is included in AMD’s Proxy Statement for its 2008 Annual Meeting of Stockholders filed with the SEC on March 14, 2008, which is available free of charge at the SEC’s web site at http://www.sec.gov and by contacting AMD Investor Relations at investor.relations@amd.com or by telephone: (408) 749-4000. Certain executive officers and directors of AMD have interests in the transaction that may differ from the interests of AMD stockholders generally. These interests will be described in the proxy statement when AMD files it with the SEC in the coming weeks.

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com.

About ATIC

The Advanced Technology Investment Company (ATIC) was created in 2008. A technology investment company wholly owned by the Government of Abu Dhabi, ATIC is focused on making significant investments in the advanced technology sector, both locally and internationally. Its mandate is to generate returns that deliver long-term benefits to the Emirate of Abu Dhabi.

ATIC seeks to leverage the unique advantages it enjoys as an investor from the Emirate of Abu Dhabi to identify and realize long-term investment opportunities in the highly competitive and capital-intensive advanced technology sector. These advantages include significant and reliable capital, a patient investment philosophy, and a subsequently long-term investment horizon.

For more information about ATIC visit www.advancedtechnologyic.com

About Mubadala Development Company

Mubadala Development Company (Mubadala) is a Public Joint Stock Company headquartered in Abu Dhabi, capital of the United Arab Emirates. Its focus is on developing and managing an extensive and economically diverse portfolio of commercial initiatives. It does this either independently or in partnership with leading international organizations. Mubadala’s commercial strategy is fundamentally built on long-term capital-intensive investments that deliver strong financial returns.

The company manages a multi-billion dollar portfolio of local, regional, and international investments, projects and initiatives. Through its investment and development projects, Mubadala is both a catalyst for, and a reflection of, the drive for economic diversification of the Emirate of Abu Dhabi. Its impact is evident domestically and internationally in sectors such as energy, aerospace, real estate, healthcare, technology, infrastructure, and services.

Mubadala’s sole shareholder is the Government of the Emirate of Abu Dhabi. For more information about Mubadala, its partnerships and activities please visit www.mubadala.ae.